Exhibit 23.1

CONSENT OF RSM US LLP

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (No. 333-230001) on Form S-3 and (Nos. 333-232912, 333-226541, 333-226540, 333-219535, 333-216704, 333-199744, 333-194481, 333-187123, 333-180037, 333-173204, 333-173203, 333-165781, 333-165780, 333-157974, 333-157972, 333-152014, and 333-152013) on Form S-8 of AtriCure, Inc. of our report dated June 25, 2019, relating to the consolidated financial statements of SentreHEART, Inc. appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

San Francisco, California

October 24, 2019